EXHIBIT 4.2



                                 AMENDMENT TO
                           LIQUIDITY LOAN AGREEMENT


     THIS AMENDMENT TO LIQUIDITY LOAN AGREEMENT (this "Amendment") is dated as of June 11, 1996 among ALAMO FUNDING, L.P., a limited partnership organized under the laws of the State of New York ("AFL"), AFL FLEET FUNDING, INC., a New York corporation (the "General Partner"), and CITIBANK, N.A., as the Liquidity Agent for the Liquidity Lenders (the "Liquidity Agent").


                              W I T N E S S E T H :

     WHEREAS, AFL, the General Partner, the Liquidity Agent and the Liquidity Lenders are parties to that certain Liquidity Loan Agreement dated as of June 20, 1994 (the "Liquidity Loan Agreement");

     WHEREAS, AFL and the Liquidity Agent desire to amend certain provisions of the Liquidity Loan Agreement (including certain defined terms set forth in the Definitions List attached as Annex A to the Liquidity Loan Agreement);

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree, upon the terms and subject to the conditions set forth below, as follows:

     Section 1. Defined Terms. All capitalized terms used herein (including in the preamble and in the recitals) and not otherwise defined herein shall have the meanings set forth for such terms in the Definitions List dated as of June 20, 1994 and annexed to the Liquidity Loan Agreement as Annex A, as such Definitions List may be further amended, supplemented, restated or otherwise modified from time to time (the "Definitions List").

     Section 2. Amendments to the Liquidity Loan Agreement.

     (a) Amendment to Section 2.1. Section 2.1 of the Liquidity Loan Agreement is hereby amended by deleting subsection (e) thereof in its entirety and substituting therefor the following:

          "(e) after giving effect to such issuance and the use of proceeds thereof, the weighted average interest rate of



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     the Outstanding Commercial Paper Notes, Liquidity Advances and LOC
     Liquidity Disbursements would be in excess of 12% per annum, unless (i) AFL shall have given its written consent to a weighted average interest rate in excess of 12% per annum, (ii) if required by the Rating Agencies in connection therewith, the Letter of Credit Amount shall be increased and/or a letter of credit on terms substantially similar to the Letter of Credit shall be provided and/or an additional cash collateral account shall be funded, and (iii) the Rating Agencies shall have confirmed that such weighted average interest rate will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes. Notwithstanding anything to the contrary contained in this Agreement (other than in the proviso to this sentence) AFL shall not be required to obtain the consent of any Liquidity Lender or the Liquidity Agent to any such (1) increase in the Letter of Credit Amount pursuant to this Section 2.1(e),
     (2) provision of a letter of credit pursuant to this Section 2.1(e) or (3) funding of an additional cash collateral account pursuant to this Section 2.1(e); provided, however, that if the ratings of the Commercial Paper Notes by S&P or Moody's will be less than A-1 or P-1, respectively, after giving effect to such weighted average interest rate in excess of 12% per annum and such increase in the Letter of Credit Amount, provision of a letter of credit and/or funding of an additional cash collateral account, such Commercial Paper Notes will not be issued unless the Majority Banks shall have given their written consent thereto. AFL shall notify the Liquidity Agent and the Collateral Agent in writing no later than 11:00 a.m. (New York City time) on any Business Day on which the weighted average interest rate of the Outstanding Commercial Paper Notes, Liquidity Advances and LOC Liquidity Disbursements exceeds 12% per annum,".

          (b) Amendment to Section 3.5.2.

          (1) Section 3.5.2 of the Liquidity Loan Agreement is hereby amended by redesignating the body of current Section 3.5.2 as subsection (a) thereof and deleting the last two sentences thereof.

          (2) Section 3.5.2 of the Liquidity Loan Agreement is hereby further amended by adding the following new subsection (b) immediately following subsection (a):

               "(b) If on any Business Day in a Related Month the weighted average interest rate of the Outstanding Commercial Paper Notes, Outstanding Liquidity Advances and Outstanding LOC Liquidity Disbursements exceeds 12% per annum, then, unless the requirements for the

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          continued issuance of Commercial Paper Notes set forth in Section
          2.1(e) shall have been complied with not later than 11:00 a.m. (New York City time) on the last Business Day before the Payment Date with respect to such Related Month, the Collateral Agent (provided AFL shall have delivered the notice required pursuant to the last sentence of Section 2.1(e)) shall, by delivering a Borrowing Request to the Liquidity Agent (who will notify the other Liquidity Lenders of such Borrowing Request not later than 12:00 noon, New York City time) for a Borrowing consisting of Refunding Advances, irrevocably request, not later than 11:30 a.m., New York City time, on such last Business Day before such Payment Date, that such Borrowing be made in an aggregate principal amount equal to the lesser of (i) the Aggregate Liquidity Loan Commitment on such date minus the aggregate principal amount of all Liquidity Advances (including any Swing Line Advances) Outstanding on such date as determined immediately prior to such Borrowing Request and (ii) the Outstanding Commercial Paper Notes on such date."

          (3) Section 3.5.2. of the Liquidity Loan Agreement is hereby further amended by inserting the following new subsection (c) immediately following subsection (b) thereof:

               "(c) On the terms and subject to the conditions of this Liquidity Loan Agreement, each Borrowing under this Section shall be initially comprised of Base Rate Advances (subject to conversion in accordance with the provisions of Section 3.7) and shall be made on the Business Day specified in such Borrowing Request. For the purposes of this Section, Commercial Paper Notes maturing on any day which have been paid from an advance made by the Depositary shall nonetheless be deemed to be unpaid."


     (c) Amendment to Section 3.9. Section 3.9 of the Liquidity Loan Agreement is hereby amended by inserting the following at the end of the first sentence of such Section:

          "(any Refunding Note(s) and any Revolving Note(s) may each be referred to herein as a "Liquidity Advance Note" and collectively as "Liquidity Advance Notes")".

     (d) Amendment to Section 5.10. Section 5.10 of the Liquidity Loan Agreement is hereby amended by (i) deleting the heading of such Section and substituting therefor "Order and Priority" and (ii) adding the following to the end of the penultimate sentence of such section:

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          "; provided, however, nothing contained in this Section 5.10 shall be construed to limit the rights of the Liquidity Lenders or the Collateral Agent on behalf of the Liquidity Lenders to pursue any remedy provided for herein or in any other Related Document".

     (e) Amendment to Section 11.1. Section 11.1 of the Liquidity Loan Agreement is hereby amended by deleting the reference to "Required Liquidity Lenders" in clause (ii) thereof and substituting therefor "Required Liquidity Providers".

     Section 3. Amendments to the Definitions List.

     (a) The definition of "AFL Agreements" is hereby amended by adding "the Loan Note," immediately following the phrase "the Loan Agreement,".

     (b) The definition of "Liquidity Advance Note" is hereby amended to read in its entirety as follows:

          "Liquidity Advance Note" is defined in Section 3.9 of the Liquidity Loan Agreement.

     (c) The definition of "Program Size" is hereby amended by deleting the reference to "Required Enhancement Amount" in clause (c) thereof and substituting therefor "Letter of Credit Commitment".

     (d) The following terms are hereby added to the Definitions List:

          "Refunding Note" means, with respect to any Liquidity Lender, a promissory note issued to such Liquidity Lender by AFL, substantially in the form of Exhibit B to the Liquidity Loan Agreement, evidencing the Refunding Advances (including a Commitment Termination Date Liquidity Advance and, in the case of the Swing Line Lender, any Swing Line Advances) by such Liquidity Lender to AFL, and all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Revolving Note" means, with respect to any Liquidity Lender, a promissory note issued to such Liquidity Lender by AFL, substantially in the form of Exhibit A to the Liquidity Loan Agreement, evidencing the Revolving Advances by such Liquidity Lender to AFL, and all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

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     Section 4. Conditions of Effectiveness. The following constitute conditions precedent to the effectiveness of this Amendment:

          (a) The Liquidity Agent and AFL shall have received as of the date hereof a copy of the written confirmation delivered to AFL by each of S&P and Moody's to the effect that this Amendment will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes;

          (b) The Liquidity Agent shall have received (i) from AFL evidence that all necessary partnership action has been taken to authorize the execution, delivery and performance of this Amendment and (ii) from the General Partner (x) a copy of the resolutions of its Board of Directors, certified as of the date hereof by the Secretary thereof, authorizing the execution, delivery and performance of this Amendment and (y) an incumbency certificate thereof with respect to its officers, agents or other representatives authorized to execute this Amendment;

          (c) Each Liquidity Lender and the Credit Enhancer shall each have delivered written consent to this Amendment;

          (d) AFL shall have delivered prior written notice of this Amendment to each Rating Agency, the Depositary, the Agent, the Liquidity Agent and each Dealer; and

          (e) The Liquidity Agent shall have received an Opinion of Counsel to AFL to the effect that (i) this Amendment has been duly authorized, executed and delivered and is the legal, valid and binding obligation of AFL, enforceable against it in accordance with its terms, subject to the exceptions set forth therein and (ii) the Collateral Agent has a perfected security interest in the Loan Agreement and the Loan Note.

     Section 5. Reference to and Effect on the Related Documents; Ratification.
(a) Upon the effectiveness hereof, on and after the date hereof each reference in the Related Documents and any other document to the "Liquidity Loan Agreement" or the "Definitions List" or words of like import referring to the Liquidity Loan Agreement or the Definitions List shall mean and be a reference to the Liquidity Loan Agreement or the Definitions List, as applicable, as amended hereby and each reference to any of the defined terms referred to in this Amendment shall mean and refer to such defined terms as amended hereby.

     (b) Except as specifically amended above, each of the Liquidity Loan Agreement and the Definitions List is and shall

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continue to be in full force and effect and is hereby ratified and confirmed in all respects.

     Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

     Section 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        ALAMO FUNDING, L.P.

                                        By:  AFL FLEET FUNDING, INC.,
                                             -------------------------------
                                             its General Partner



                                        By:  /s/ Richard L. Taiano
                                             -------------------------------
                                             Name:     Richard L. Taiano
                                             Title:    Vice President



                                        AFL FLEET FUNDING, INC.


                                        By:  /s/ Richard L. Taiano
                                             -------------------------------
                                             Name:     Richard L. Taiano
                                             Title:    Vice President



                                        CITIBANK, N.A., as Liquidity Agent


                                        By:  /s/ Annette Marsula
                                             -------------------------------
                                             Name:     Annette Marsula
                                             Title:    Senior Trust Officer




Consented to by:

CREDIT SUISSE
  NEW YORK BRANCH,
  as Credit Enhancer


By:  /s/ Geoffrey M. Craig
     -------------------------------
     Name:     Geoffrey M. Craig
     Title:    Member of Senior Management


By:  /s/ Kristinn R. Kristinsson
     -------------------------------
     Name:     Kristinn R. Kristinsson
     Title:    Associate

                            CONSENT OF LIQUIDITY LENDERS
                                         TO
                        AMENDMENT TO LIQUIDITY LOAN AGREEMENT

     The undersigned, as Liquidity Lenders under the Loan Liquidity Agreement dated as of June 20, 1994 among Alamo Funding, L.P., AFL Fleet Funding, Inc., certain financial institutions party thereto and Citibank, N.A., as Liquidity Agent, hereby consent to the foregoing Amendment to Liquidity Loan Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of June 11, 1996 by their respective officers thereunto duly authorized.


LIQUIDITY LOAN COMMITMENT               LIQUIDITY LENDER
- -------------------------               ----------------

$15,000,000                             BANK BRUSSELS LAMBERT,
                                          NEW YORK BRANCH


                                        By:  /s/ Mallika Kambhampati
                                             -------------------------------
                                             Name:     Mallika Kambhampati
                                             Title:    Vice President


                                        By:  /s/ Jean-Louis Recoussine
                                             -------------------------------
                                             Name:     Jean-Louis Recoussine
                                             Title:    General Manager



$50,000,000                             BANK OF MONTREAL


                                        By:  /s/ Robert K. Strong, Jr.
                                             -------------------------------
                                             Name:     Robert K. Strong, Jr.
                                             Title:    Managing Director



$50,000,000                             THE BANK OF NEW YORK


                                        By:  /s/ H. Stephen Griffith
                                             -------------------------------
                                             Name:     H. Stephen Griffith
                                             Title:    Senior Vice President

$10,000,000                             THE BANK OF TOKYO-MITSUBISHI,
                                          LTD., NEW YORK BRANCH


                                        By:  /s/ Joseph P. Devoe
                                             -------------------------------
                                             Name:     Joseph P. Devoe
                                             Title:    Attorney-in-fact



$30,000,000                             BAYERISCHE HYPOTHEKEN-UND
                                          WECHSEL-BANK
                                          AKTIENGESELLSCHAFT,
                                          NEW YORK BRANCH


                                        By:  /s/ R. Vogel
                                             -------------------------------
                                             Name:     R. Vogel
                                             Title:    Banking Officer

                                        By:  /s/ R.G. Pankuch
                                             -------------------------------
                                             Name:     R.G. Pankuch
                                             Title:    FVP



$25,000,000                             BOATMEN'S NATIONAL BANK
                                             OF ST. LOUIS


                                        By:  /s/ Michael S. Harvey
                                             -------------------------------
                                             Name:
                                             Title:



$40,000,000                             CITIBANK, N.A.


                                        By:  /s/ Kenneth M. Wozmser
                                             -------------------------------
                                             Name:     Kenneth M. Wozmser
                                             Title:    Authorized Signatory



$50,000,000                             COMMERZBANK AG, ATLANTA AGENCY


                                        By:  /s/ Andreas Bremer
                                             -------------------------------
                                             Name:     Andreas Bremer
                                             Title:    SVP & Manager

                                        By:  /s/ Harry Yergey
                                             -------------------------------
                                             Name:     Harry Yergey
                                             Title:    VP

$30,000,000                             COOPERATIEVE CENTRALE
                                          RAIFFEISEN-BOERENLEENBANK
                                          B.A., "RABOBANK NEDERLAND",
                                          NEW YORK BRANCH


                                        By:  /s/ M. Christina Debler
                                             -------------------------------
                                             Name:     M. Christina Debler
                                             Title:    Vice President


                                        By:  /s/ W. Jeffrey Vollack
                                             -------------------------------
                                             Name:     W. Jeffrey Vollack
                                             Title:    Vice President, Manager



$50,000,000                             DRESDNER BANK AG NEW YORK BRANCH
                                          AND GRAND CAYMAN BRANCH


                                        By:  /s/ William E. Lambert
                                             -------------------------------
                                             Name:     William E. Lambert
                                             Title:    Assistant Vice-President


                                        By:  /s/ Brian Haughney
                                             -------------------------------
                                             Name:     Brian Haughney
                                             Title:    Assistant Treasurer

                            CONSENT OF LIQUIDITY LENDERS
                                         TO
                        AMENDMENT TO LIQUIDITY LOAN AGREEMENT

     The undersigned, as Liquidity Lenders under the Loan Liquidity Agreement dated as of June 20, 1994 among Alamo Funding, L.P., AFL Fleet Funding, Inc., certain financial institutions party thereto and Citibank, N.A., as Liquidity Agent, hereby consent to the foregoing Amendment to Liquidity Loan Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered as of June 11, 1996 by their respective officers thereunto duly authorized.





LIQUIDITY LOAN COMMITMENT               LIQUIDITY LENDER
- -------------------------               ----------------

$50,000,000                             FIRST UNION NATIONAL BANK OF FLORIDA

                                        By:  /s/  Bruce Roland
                                             -------------------------------
                                                  Bruce Roland
                                                  Vice President




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$10,000,000                             KREDIETBANK N.V.


                                        By:  /s/ Robert Snauffer
                                             -------------------------------
                                             Name:     Robert Snauffer
                                             Title:    Vice President

                                        By:  /s/ Raymond F. Murray
                                             -------------------------------
                                             Name:     Raymond F. Murray
                                             Title:    Vice President

$50,000,000                             INTERNATIONALE NEDERLANDEN
                                          (U.S.) CAPITAL CORPORATION


                                        By:  /s/ Michael Plunkett
                                             -------------------------------
                                             Name:     Michael Plunkett
                                             Title:    Vice President



$50,000,000                             MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK


                                        By:  /s/ Jeffrey Hwang
                                             -------------------------------
                                             Name:     Jeffrey Hwang
                                             Title:    Vice President



$15,000,000                             SOCIETE GENERALE


                                        By:  /s/ Ralph Saheb
                                             -------------------------------
                                             Name:     Ralph Saheb
                                             Title:    Vice President, Manager